UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2011

TRANS WORLD ENTERTAINMENT CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-14818	14-1541629
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

38 Corporate Circle,
Albany, New York 12203
(Address of principal executive offices)

(518) 452-1242
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

          On November 29, 2011, Trans World Entertainment Corporation (the “Company”) announced that it had appointed Tom Seaver as Chief Financial Officer, effective November 29, 2011.

          Prior to joining the Company, Mr. Seaver, age 47, served as Vice President - Strategic Planning of Albany International Corp., a global company that develops and manufactures advanced textiles and materials. Previously, Mr. Seaver held the following positions with Albany International Corp.: Vice President of Finance - Global PMC from January 2010 to February 2011, Controller – Americas Business Corridor from July 2004 to January 2010, and various Controller and financial roles beginning in 1990. In his roles with Albany International Corp., Mr. Seaver, a Certified Public Accountant, has been responsible for the financial reporting and analysis of revenues exceeding $600 million dollars, and responsible for accounting policy and procedures on a global scale.

          The Company and Mr. Seaver entered into a letter agreement outlining the terms of his employment. In connection with his appointment as the Company’s Chief Financial Officer, Mr. Seaver will receive an initial base salary of $240,000 per annum. For fiscal year 2011, Mr. Seaver will receive a minimum bonus of $51,000. Mr. Seaver will be eligible to participate in the Company’s Executive Incentive Program for later years.

          On his start date, Mr. Seaver will be granted options to purchase 150,000 shares of Company common stock with an exercise price equal to the closing price on that date. 100,000 of such options will vest ratably over four years and the remaining 50,000 will cliff vest after four years. Mr. Seaver will be eligible to participate in the Company’s group health insurance, group life insurance, and 401(k) plans in accordance with their terms.

          In the event his employment is terminated by the Company without cause, Mr. Seaver will be eligible for severance benefits for six months. Compensation received through other employment will offset the severance pay. Mr. Seaver also agreed to a confidentiality covenant and to non-solicitation and non-compete covenants applicable for 24 months following the termination of his employment.

          Effective on November 29, 2011, John J. Sullivan will no longer serve as Chief Financial Officer. Mr. Sullivan will serve as Principal Accounting Officer during a transition period, which is expected to terminate on January 6, 2012. Mr. Sullivan, age 58, has served as Executive Vice President and Chief Financial Officer of the Company since May 2001.

          On November 29, 2011, the Company issued a press release announcing the appointment of Mr. Seaver as Chief Financial Officer and the departure of Mr. Sullivan, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8−K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are furnished herewith:

Exhibit No.	Description

99.1	Press Release of Trans World Entertainment Corporation dated November 29, 2011.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 29, 2011	TRANS WORLD ENTERTAINMENT CORPORATION

	By:	/s/ Michael Honeyman

Name: Michael Honeyman
		Title:	President and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Trans World Entertainment Corporation dated November 29, 2011.